EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mesa Energy Holdings, Inc.

Dallas, Texas

We hereby consent to the inclusion in this Registration Statement of Armada Oil, Inc. on Form S-4 dated November 28, 2012 of our report dated April 13, 2012 relating to the consolidated financial statements of Mesa Energy Holdings, Inc. for the years ended December 31, 2011 and 2010. We also consent to the reference to our firm under the heading “Experts” appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

November 28, 2012